EXHIBIT 10.2

                                    FORM OF
                     STONINGTON STOCK SUBSCRIPTION AGREEMENT

     STONINGTON STOCK SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of __________, 1996, by and between GGS Holdings, Inc., a Delaware corporation ("Holdings") and Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership ("Stonington").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Stock and Asset Purchase Agreement, dated as of April 26, 1996, as amended (the "Stock and Asset Purchase Agreement"), by and among Rockwell International Corporation, a Delaware corporation ("Rockwell") and Goss Graphic Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (the "Company"), the Company has, simultaneously with the execution and delivery of this Agreement, directly or indirectly, acquired the Graphic Systems business unit of Rockwell ("Goss") through the purchase of all of the capital stock of certain subsidiaries of Rockwell that constitute a part of Goss and certain assets and liabilities of certain subsidiaries of Rockwell that constitute the remainder of Goss (the "Acquisition");

     WHEREAS, on the date hereof, Stonington, Merrill Lynch KECALP L.P. 1994 and the Management Investors (as defined below) are entering into a Stockholders' Agreement with Holdings (the "Stockholders' Agreement"), which will be effective simultaneously with the purchase of shares of common stock, par value $.01 per share, of Holdings ("Shares") by Stonington;

     WHEREAS, simultaneously herewith, certain of the investors listed in
Schedule I to the Stockholders' Agreement (the "Management Investors") are entering into a Management Stock Subscription Agreement with Holdings (the "Management Stock Subscription Agreement") providing for the purchase of Shares by such Management Investors thereunder in exchange for cash and the issuance of notes by the Management Investors (the "Management Notes") and the execution of a stock pledge agreement (the "Stock Pledge Agreements"); and

     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement and in connection with providing equity financing for the transactions contemplated by the Acquisition Agreements, Stonington desires to subscribe for and purchase from Holdings, and Holdings desires to issue and sell to Stonington, ______ Shares (the "Stonington Shares") for $_____ (the "Purchase Price").

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     WHEREAS, in connection with the Acquisition, the Company is obtaining (i)
senior debt financing from a group of lenders with Bankers Trust Company, The Bank of Nova Scotia and Credit Suisse as the Arrangers pursuant to a credit agreement dated _________, 1996 (the "Credit Agreement"), (ii) subordinated debt financing pursuant to the sale of $225,000,000 aggregate principal amount of [__%] Senior Subordinated Notes due 2006 (the "Notes") under an Indenture dated ____________, 1996 (the "Indenture"), and (iii) proceeds from the sale of a portfolio of customer notes of Goss (the "Customer Notes") pursuant to a Note Purchase Agreement between the Company and BT Commercial Corporation (the "Note Purchase Agreement");

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               Stock Subscription

     Section 1.1. Purchase and Sale of Stock. Upon the terms and conditions hereinafter set forth, Holdings hereby agrees to issue and sell, and Stonington hereby agrees to subscribe for and purchase the Stonington Shares.

     Section 1.2. Consideration for Shares. In consideration of, and concurrently with, the issuance of the Stonington Shares, Stonington shall deliver in exchange therefor the Purchase Price in cash, certified check or by wire transfer to an account or accounts designated by Holdings.

     Section 1.3. Closing. At the Closing (as defined below), Holdings will deliver to Stonington duly issued certificates representing the Stonington Shares. The delivery and transfer of the Stonington Shares in exchange for the payment of the Purchase Price by Stonington (the "Closing") will take place simultaneously with the purchase of Shares by the Management Investors purchasing pursuant to the Management Stock Subscription Agreement, and immediately prior to the consummation of the Acquisition, at a location and time to be designated by Holdings.

                                   ARTICLE II

                   Representations and Warranties of Holdings

     Holdings represents and warrants to Stonington that:

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     Section 2.1. Organization and Authority. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform (or cause a subsidiary thereof to enter into and perform, as the case may be) its obligations under this Agreement, the Management Stock Subscription Agreement, the Credit Agreement, the Stock and Asset Purchase Agreement, the Notes, the Indenture, the Note Purchase Agreement, the Stock Pledge Agreement, the Management Notes, the Management Stock Incentive Plan (as such term is defined and the Management Stock Subscription Agreement) and the Stockholders' Agreement (all such agreements and plans other than this Agreement being hereinafter sometimes collectively referred as the "Collateral Agreements"), and to consummate the transactions contemplated hereby and thereby. Holdings has all requisite corporate power and authority to issue and sell the Stonington Shares and otherwise to carry out the transactions contemplated hereby. Holdings has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and (by it or a subsidiary thereof, as the case may be, of) each of the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby. Holdings has not engaged in any business or incurred any liabilities since the date of its incorporation except for activities, expenses and liabilities incident to its organization and to the carrying out of the transactions contemplated by this Agreement and the Collateral Agreements.

     Section 2.2. Capitalization. (a) After giving effect to the transactions contemplated by this Agreement, the authorized capital of Holdings will consist of 10,000,000 authorized Shares of which 1,165,000 Shares will be issued and outstanding immediately after the Closing, 7,500 authorized shares of nonvoting common stock, par value $.01 per share, of Holdings, of which 7,500 shares will be issued and outstanding immediately after the Closing, and 1,000,000 authorized shares of preferred stock, par value $.01 per share, of Holdings, of which 100,000 shares will be designated as 6 1/2% Redeemable Pay-in-Kind Preferred Stock and 47,500 shares of such 6 1/2% Redeemable Pay-in-Kind Preferred Stock will be issued and outstanding immediately after the Closing. In addition, up to ______ Shares will have been reserved for issuance under the Management Stock Incentive Plan. All of the outstanding shares will be duly authorized, validly issued, fully paid and nonassessable.

     Section 2.3. Compliance with Other Instruments, etc. Holdings is not in violation of any term of its Certificate of Incorporation or of its By-Laws or any agreement or instrument


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to which it is a party or by which it or any of its properties or assets is bound, and Holdings is not in violation of any term of any applicable law, ordinance, rule or regulation or any applicable order, judgment or decree of any court or governmental authority, the consequences of which violation may reasonably be expected to have a material adverse effect on the business, financial condition, properties or operations of Holdings. Neither the execution and delivery of this Agreement or the Collateral Agreements, nor the issuance of the Shares nor the performance by Holdings of its obligations hereunder or thereunder nor the consummation of the transactions contemplated hereby or thereby will result in any violation of or be in conflict with or constitute a default (with due notice or lapse of time or both) under any term of the Certificate of Incorporation or the By-Laws of Holdings or any agreement or instrument to which Holdings is a party or by which any of its properties or assets is bound or any applicable law, ordinance, rule or regulation or any applicable order of any court or governmental authority or, except as expressly provided herein or in the Collateral Agreements, will result in the creation of any mortgage, pledge, lien, security interest, charge or encumbrance upon any of the properties or assets of Holdings, which violation, conflict, default, or creation, either in any case or in the aggregate, materially adversely affects, or may reasonably be expected to have a material adverse effect on, the business, financial condition, properties or operations of Holdings.

     Section 2.4. Authorization and Delivery of Collateral Agreements. Each of the Collateral Agreements to be executed by Holdings (or a subsidiary thereof, as the case may be) has been duly authorized and has been or, prior to the Closing, will be, executed and delivered by such entity and in full force and effect. Holdings has delivered or will deliver to Stonington and counsel complete and correct copies of each of the Collateral Agreements and of all exhibits and schedules thereto.

     Section 2.5. Valid and Binding Agreements. Each of this Agreement and the Collateral Agreements, when duly executed and delivered by Holdings and the other parties thereto, will be the valid and binding obligations of Holdings (or a subsidiary thereof, as the case may be) enforceable in accordance with their respective terms, except (i) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) that the remedies of specific performance, injunction and other forms of equitable relief may not be available because they are subject to certain


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tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

     Section 2.6. No Consents. No order, license, consent, authorization or approval of, or exemption by, or notice to or filing or registration with, or other actions to, with or by any federal, state or other governmental body was or is necessary to effect the transactions contemplated by this Agreement and the Collateral Agreements or to authorize the execution, delivery and performance by Holdings (or a subsidiary thereof, as the case may be) of this Agreement or the Collateral Agreements or the issuance of the Shares, except (i) such as have heretofore been made or obtained, (ii) such as may be required under the Securities Act of 1933, as amended (the "Securities Act") or state securities, or "blue sky," laws, (iii) filings required under the Credit Agreement to perfect the security interests granted to the lenders thereunder,
(iv) other filings, authorizations, consents and approvals referred to in the Collateral Agreements, and (v) such as would not, if not obtained, made or performed, have a material adverse effect on the business, financial condition, properties or operations of Holdings.

                                   ARTICLE III

                  Representations and Warranties of Stonington

Stonington hereby represents and warrants as follows:

     Section 3.1. Investment Intention. Stonington represents that it is acquiring the Stonington Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Stonington Shares thereof. Stonington represents that it has been advised that the Stonington Shares issuable hereunder have not been registered under the Securities Act. Stonington agrees and acknowledges that it will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Stonington Shares (or solicit any offers to purchase or otherwise acquire or take a pledge of any of the Stonington Shares) unless such transfer, sale, assignment, pledge, hypothecation or other disposition is made (i) pursuant to an effective registration statement under the Securities Act and all applicable state securities, or "blue sky," laws or
(ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the



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Securities Act and all applicable state securities, or "blue sky," laws.

     Section 3.2. Legend. The certificate or certificates representing Stonington Shares shall bear the legend set forth in Section 2.6 of the Stockholders' Agreement.

     Section 3.3. Rule 144. Stonington acknowledges and represents that it has been advised that (i) Rule 144 promulgated under the Securities Act ("Rule 144") is not currently available with respect to the sales of any securities of Holdings, and Holdings has made no covenant to make such Rule 144 available,
(ii) if and when the Stonington Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule 144, and (iii) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act. If any of the Stonington Shares are disposed of in accordance with Rule 144, Stonington shall deliver to Holdings at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as Holdings may reasonably require in connection with such disposition.

     Section 3.4. Ability to Bear Risk; Evaluation of Risks. Stonington represents that (i) the financial situation of Stonington is such that it can afford to bear the economic risk of holding the unregistered Stonington Shares for an indefinite period, (ii) it can afford to suffer the complete loss of its investment in the Stonington Shares, (iii) it understands and has taken cognizance of all the risk factors related to the purchase of the Stonington Shares, and (iv) its knowledge and experience in financial and business matters is such that it is capable of evaluating the risks of the investment in the Stonington Shares.

     Section 3.5. Authorization, etc. Stonington represents to Holdings that this Agreement has been duly authorized, executed and delivered.

     Section 3.6. Termination of Restrictions. The restrictions referred to in
Section 3.2 shall cease and terminate as to any particular Stonington Shares when, in the opinion of counsel for Holdings, the provisions of the Stockholders' Agreement are no longer applicable to such Stonington Shares or the Stockholders' Agreement shall have terminated in accordance with its terms. Whenever such restrictions shall cease and terminate as to any Stonington Shares, the holder thereof shall be entitled to receive from Holdings, without expense (other


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than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any person other than the registered holder thereof), new certificates for such shares of like tenor not bearing the legend referred to in Section 3.2.

                                   ARTICLE IV

                              Conditions to Closing

     Section 4.1. Conditions to Stonington's Obligation. Stonington's obligation to purchase and deliver the consideration for the Stonington Shares to be sold by Holdings to Stonington at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived by Stonington, in whole or in part, to the extent permitted by applicable law:

     Section 4.1.1. Representations and Warranties. The representations and warranties of Holdings contained in this Agreement shall be true and correct in all material respects when made and at and as of the time of the Closing.

     Section 4.1.2. Performance. Holdings shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

     Section 4.1.3. No Impediments. As of the Closing there shall be no impediments to (a) the drawdown of funds pursuant to the Credit Agreement, (b) consummation of the Sale of Customer Notes, (c) consummation of the Notes Offering, and (d) consummation of the Acquisition.

     Section 4.1.4. No Orders. As of the Closing, there shall not be outstanding any order of any court, administrative agency or governmental body which in any way restrains or prevents the carrying out of the transactions contemplated by this Agreement or any of the Collateral Agreements.

     Section 4.1.5. Compliance with Securities Laws. The offering and sale of the Stonington Shares to be issued at the Closing under this Agreement shall have complied with all requirements of federal and any applicable state securities, or "blue sky," laws.

     Section 4.1.6. Funding. The drawdown of funds pursuant to the Credit Agreement and consummation of the Sale of


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Customer Notes and the Notes Offering shall be reasonably certain to occur immediately after the purchase of Shares by Stonington and the Management Investors.

     Section 4.2. Conditions to Holdings' Obligation. Holdings' obligations to accept payment for and to deliver Stonington Shares at the Closing are subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived by Holdings, in whole or in part, to the extent permitted by applicable law:

     Section 4.2.1. Representations and Warranties. The representations and warranties of Stonington contained in this Agreement shall be true and correct in all material respects when made and at and as of the time of the Closing.

     Section 4.2.2. Performance. Stonington shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

     Section 4.2.3. No Impediments. As of the Closing there shall be no impediments to (a) the drawdown of funds pursuant to the Credit Agreement, (b) consummation of the Sale of Customer Notes, (c) consummation of the Notes Offering, and (d) consummation of the Acquisition.

     Section 4.2.4. No Orders. As of the Closing, there shall not be outstanding any order of any court, administrative agency or governmental body which in any way restrains or prevents the carrying out of the transactions contemplated by this Agreement or any of the Collateral Agreements.

     Section 4.2.5. Compliance with Securities Laws. The offering and sale of the Stonington Shares to be issued at the Closing under this Agreement shall have complied with all requirements of federal and any applicable state securities, or "blue sky," laws.

     Section 4.2.6. Funding. The drawdown of funds pursuant to the Credit Agreement and consummation of the Sale of Customer Notes and the Notes Offering shall be reasonably certain to occur immediately after the purchase of Shares by Stonington and the Management Investors.


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

                                    ARTICLE V

                            Miscellaneous Provisions

     Section 5.1. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Stonington Shares and payment therefor and shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors of such party; and all covenants, promises and agreements in this Agreement by or on behalf of Holdings, or by or on behalf of Stonington, shall bind and inure to the benefit of the successors of such parties hereto.

     Section 5.2. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, addressed to Holdings at its principal offices and to the other parties at their addresses reflected in the stock records of Holdings. Stonington, by written notice given to Holdings in accordance with this Section
5.2 may change the address to which notices, statements, instructions or other documents are to be sent. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or telecopying.

     Section 5.3. Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

     Section 5.4. Complete Agreement; Counterparts. This Agreement and the Collateral Agreements (and the agreements referred to herein and therein) constitute the entire agreement and supersede all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 5.5. Amendments; No Waiver; Remedies. No amendment or waiver of any provision of this Agreement, nor any



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consent to any departure by Holdings therefrom, shall in any event be effective unless the same shall be in writing and signed by Holdings and Stonington and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Stonington to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Holdings may waive its rights under this Agreement with respect to Stonington at any time, and no such waiver shall operate to waive Holdings' rights under this Agreement with respect to Stonington. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 5.6. Indemnity. Holdings agrees to indemnify and hold harmless Stonington, their affiliates, their limited and general partners, and the directors, officers, employees, agents, representatives, and controlling persons of the foregoing (each being an "Indemnified Party") from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation, or proceeding related to or arising out of or pertaining to the purchase of the Stonington Shares or any of the transactions contemplated by this Agreement and the Collateral Agreements, whether or not the Indemnified Party is a party thereto, other than any of the foregoing that result solely by reason of the negligence, willful misconduct or bad faith of Stonington.

     Section 5.7. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Holdings and Stonington and their respective successors and assigns, except that Holdings shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Stonington. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws.

     Section 5.8. Waiver of Jury Trial. Each of Holdings and Stonington hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.



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     Section 5.9. Costs, Expenses and Taxes. Holdings agrees to pay within 30 days after demand all reasonable out-of-pocket costs and expenses of Stonington and its affiliates in connection with the preparation, execution, delivery and administration of this Agreement, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Stonington with respect thereto and with respect to advising Stonington and its affiliates as to their rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the purchase of the Stonington Shares. In addition, Holdings shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and the other documents to be delivered hereunder, and agrees to save Stonington and its affiliates harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 5.10. Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement unless the context otherwise requires.

     Section 5.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.



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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.


                                        GGS HOLDINGS INC.


                                        By:___________________________________
                                           Name:
                                           Title:


                                        STONINGTON CAPITAL APPRECIATION
                                          1994 FUND, L.P.


                                        By:___________________________________
                                           Name:
                                           Title:



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